Exhibit 10.3

AMENDMENT TO SHARE PURCHASE AGREEMENT

AMENDMENT TO SHARE PURCHASE AGREEMENT, dated as of December 15, 2019 (this “Amendment”), by and between Oprah Winfrey, an individual having a mailing address at c/o Harpo, Inc. 1041 North Formosa Avenue, West Hollywood, CA 90046 (“OW”), and WW International, Inc. (formerly known as Weight Watchers International, Inc.), a Virginia corporation (the “Company”).

WHEREAS, OW and the Company entered into that certain Share Purchase Agreement, dated as of October 18, 2015 (the “Share Purchase Agreement”), by and between OW and the Company; and

WHEREAS, in accordance with Section 8.3 of the Share Purchase Agreement, the parties hereto wish to amend certain provisions of the Share Purchase Agreement as described herein; and

WHEREAS, substantially concurrent with the execution and delivery of this Amendment, the Company and OW shall execute and deliver the WW International, Inc. Term Sheet for Consultant Stock Option Award, including the Terms and Conditions relating thereto, dated the date hereof (the “Option Agreement”), pursuant to which the Company grants OW an option to purchase an aggregate of 3,276,484 shares of the Company’s Common Stock at a purchase price of $38.84 per share (the “Granted Options”), and the Company and OW shall execute and deliver the First Amendment of Strategic Collaboration Agreement, dated as of the date hereof.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in the Share Purchase Agreement and this Amendment, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

1.         Definitions. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms as set forth in the Share Purchase Agreement and all references to Sections shall mean the Sections of the Share Purchase Agreement unless reference is made to another document.

2.         Amendments to Share Purchase Agreement.

(a)	Section 4.5 of the Share Purchase Agreement, is hereby deleted in its entirety and replaced with the following:

Section 4.5.    Intentionally Left Blank.

(b)	Following Section 4.6 of the Share Purchase Agreement, a new Section shall be added as follows:

Section 4.7 Expiration. The provisions of this Article IV shall expire and terminate on January 1, 2023.

3.        Effect of Amendment. This Amendment shall become effective upon the execution and delivery of this Amendment by the parties, but will not become operative unless and until the shareholders of the Company approve the award of the Granted Options pursuant to the Option Agreement on or prior to June 30, 2020. This Amendment shall not constitute an amendment or waiver of any provision of the Share Purchase Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The Share Purchase Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

4.        Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Facsimile and electronic (.PDF) signatures shall be sufficient to execute this Amendment.

5.        Governing Law; Jurisdiction. This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and wholly performed within such state, except for matters directly within the purview of Virginia Stock Corporation Act, which shall be governed by the Virginia Stock Corporation Act. Each of OW and the Company hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no basis for federal jurisdiction exists, in which event each party hereto irrevocably consents to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, New York County, and the courts hearing appeals therefrom, for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.

6.        Termination. The parties agree that if, for any reason, the Share Purchase Agreement is terminated in accordance with its terms prior to closing of the transactions contemplated thereunder, this Amendment will also terminate and be of no further force or effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

OPRAH WINFREY

/s/ Oprah Winfrey
Oprah Winfrey

WW INTERNATIONAL, INC.

By:	/s/ Mindy Grossman
Name:	Mindy Grossman
Title:	President and Chief Executive Officer